UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2018

Automatic Data Processing, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-5397	22-1467904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey 07068
(Address of Principal Executive Offices) (Zip Code)

(973) 974-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the "Board") of Automatic Data Processing, Inc. (the "Company") appointed Mr. Thomas J. Lynch and Mr. Scott F. Powers as new directors of the Company, effective April 18, 2018.

Mr. Lynch is currently the Chairman of TE Connectivity Ltd., where he previously served as the company’s Chairman and Chief Executive Officer.  Mr. Powers is the former President and Chief Executive Officer of State Street Global Advisors.

Messrs. Lynch and Powers will be compensated for their service on the Board in the same manner as the Company’s other non-employee directors.  For a description of the Company’s director compensation programs, see “Compensation of Non-Employee Directors” in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders held on November 7, 2017, filed with the SEC on September 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOMATIC DATA PROCESSING, INC. (Registrant)

Date: April 18, 2018	By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President